EXHIBIT 99.1



 FINANCIAL BANCORP, INC.

                                                     42-25 Queens Boulevard
                                                Long Island City, NY  11104
                                                 Telephone:  (718) 729-5002
                                                 Telefax:    (718) 937-6326


                               PRESS RELEASE


 RELEASE DATE:  January 8, 1999          CONTACT:  P. James O'Gorman
                                                   (718) 729-5002

              FINANCIAL BANCORP BOARD OF DIRECTORS  DECLARES
                     $1.00 PER SHARE SPECIAL DIVIDEND

 LONG ISLAND CITY, N.Y.,  JANUARY 8, 1999  --  The board of directors of

 Financial Bancorp, Inc. (Nasdaq:  FIBC), the holding company for Financial

 Federal Savings Bank, today declared a special cash dividend of $1.00 per share payable to its stockholders of record  immediately prior to the close of business on January 21, 1999, the expected closing date of the Company's pending merger with Dime Community Bancshares, Inc.  The special dividend is expected to be paid on or about February 4, 1999.  Financial Bancorp,

 Inc. stockholders who wish to receive the $1.00 special dividend must either hold their shares through the closing date of the merger or submit their shares along with the election materials to ChaseMellon Shareholder

 Services, L.L.C., the exchange agent with respect to the merger.


           Headquartered in Long Island City, New York, Financial Bancorp,

 Inc. is the parent holding company of Financial Federal Savings Bank, an

 FDIC-insured savings institution which operates five full service branches,

 four in Queens and one in Brooklyn.